Exhibit 10.30
RESEARCH AND DEVELOPMENT AGREEMENT
FIRST AMENDMENT
     This is an amendment effective 1 October 2005 (this “Amendment”) of the Exclusive License and Sponsored Research Agreement dated 10 June 2004 (the “Agreement”) between Omeros Corporation, a Washington corporation having a principal place of business at 1420 Fifth Avenue, Suite 2600, Seattle WA 98101 USA (“Omeros”) and the University of Leicester, having a principal place of business at University Road, Leicester LE1 7RH, United Kingdom (“Leicester”). All capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise defined below.
     Omeros and Leicester have determined that certain rights to the [†] may be held by the Medical Research Council, a United Kingdom governmental institution having a place of business at 20 Park Crescent, London, United Kingdom, W1B 1AL (“MRC”). Omeros is currently in negotiations with, and anticipates entering into, an exclusive license and sponsored research agreement with MRC (the “MRC Agreement”) concerning MRC’s rights to the [†]. Leicester and Omeros wish to facilitate Omeros’ entry into the MRC Agreement, to enable collaborative research related to MASP-2 by Omeros, Leicester and MRC, and to facilitate development and commercialization of MASP-2 technology by Omeros. Omeros and Leicester therefore agree that the Agreement shall be amended as follows, with sections of this Amendment being numbered to match corresponding Sections of the Agreement.
2.2 Sponsored Research
2.1	In accordance with Section 2.1 of the Agreement, a collaborative research plan for a second year (“Second Year Research Plan”) of the Sponsored Research Term is attached hereto as Exhibit A and is hereby incorporated into the Agreement. The Second Year Research Plan provides a budget and specific aims and activities to be carried out by Leicester with the sponsorship of Omeros, as specified in specific aims 2 and 4 set forth therein (“Second Year Leicester Research”), subject to any modifications that may be agreed to in writing by Omeros and Leicester. The Second Year Research Plan also describes research aims and activities that are projected to be carried out by Omeros (specific aim 3) and MRC (specific aim 1), subject to entry by Omeros into the MRC Agreement. The specific aims 1 and 3, and the experimental models of specific aim 5, are set forth for reference purposes only, are not binding on Omeros, and may or may not be authorized, carried out and performed at Omeros’ sole discretion.

2.2	In accordance with Section 2.2 of the Agreement, the Sponsored Research Term is hereby acknowledged to have been extended for a second year, commencing 1 September 2005.

2.5	Section 2.5 of the of the Agreement is hereby amended to provide that the total compensation to be paid by Omeros to Leicester for Sponsored Research completed by Leicester in accordance with the Agreement and the Second Year Research Plan during the second year of the Sponsored Research Term shall be [†]. This Leicester

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compensation amount is contingent upon alternate funding being secured for the services of Russell Wallis, Ph.D. to work at MRC and/or Leicester on the collaborative research program during the second year of the Sponsored Research Term. Should such funding not be available through the MRC Agreement, as currently anticipated by the parties, or other means, Omeros will increase the Leicester compensation amount to provide funding for such services at a mutually agreed level.
5. Royalties and Sublicense Revenue
5.1	Omeros and Leicester acknowledge that Omeros may deduct accrued Third Party Royalties from the [†] Licensed Product Royalty payable to Leicester, up to [†] of the Licensed Product Royalty, as more fully set forth in Section 5.1 of the Agreement. Subject to entry into the MRC Agreement, Omeros intends to pay MRC a royalty that is equivalent to the License Product Royalty payable to Leicester for Licensed Products that may be subject to the MRC Agreement, with an equivalent third party royalty deduction. MRC is a third party relative to Omeros and Leicester, and Leicester is a third party relative to MRC and Omeros. Subject to entry into the MRC Agreement on such a basis, Leicester acknowledges that Omeros will be obligated to pay net royalties, after deduction of third party royalties, of [†] to Leicester and [†] to MRC, of Net Licensed Proceeds for Licensed Products that may be subject to the MRC Agreement, and will no longer be able to deduct any additional third party royalties

Therefore, subject to entry into the MRC Agreement on the above basis, Omeros and Leicester hereby agree that, if the total royalties owed by Omeros to all parties for Licensed Products, including without limitation the Licensed Product Royalty payable to Leicester, any royalties payable to MRC, [†], and any “stacking fee(s)” or other royalties payable to third parties to develop, manufacture and commercialize the Licensed Products (all together the “Total Royalty Percentage”), exceeds [†] of the Net Licensed Proceeds, then [†] of the difference between the Total Royalty Percentage and [†] shall be deducted from the Licensed Product Royalty payable to Leicester, provided, however that the Licensed Product Royalty may not be reduced by such deductions to less than [†].

5.3	Subject to entry into the MRC Agreement, Leicester further agrees to up to a [†] maximum reduction in the Sublicensed Product Revenue Share, as set forth in Section 5.3 of the Agreement, by deducting the amount of Net Sublicense Proceeds payable by Omeros to MRC for sublicensing of Licensed Products subject to the MRC Agreement.

Omeros represents and warrants that, unless otherwise agreed to in writing by Omeros and Leicester and subject to entry by Omeros into the MRC Agreement, the total exclusive license compensation (not including Sponsored Research compensation) payable to Leicester under the Agreement, as amended by this Amendment, shall be equal to the total compensation payable to MRC under the MRC agreement for any Licensed Products that are subject to both the exclusive license granted under the Leicester Agreement and the exclusive license granted under the MRC Agreement.

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     All other provisions of the Agreement, including Sections 1 through 16 inclusive, as amended above, shall continue unchanged in full force and effect.
     This Amendment is accepted and acknowledged by each party, as of the effective date set forth herein above, through the signature of its authorized representative(s) below:

OMEROS CORPORATION		UNIVERSITY OF LEICESTER

By:	/s/ Gregory A. Demopulos	By:	/s/ Clare O’Neill

Name:	Gregory A. Demopulos, M.D.	Name:	Clare O’Neill

Title:	Chairman & CEO	Title:	Deputy Head, Business Development

Date:	10/10/05	Date:	5-10-05

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EXHIBIT A
SECOND YEAR RESEARCH PLAN
OMEROS AND UNIVERSITY OF LEICESTER
Sponsor: Omeros Corporation
Research Institution: University of Leicester
Investigator: Prof. Wilhelm Schwaeble
Research Period: Second year, commencing 1 September 2005
Research Aims and Activities
     Attachment 1 hereto sets for the research aims of the Sponsored Research program to be completed during the second year. All activities to meet specific aims 2 and 4 are to be carried out by Leicester (“Prof. Schwaeble’s lab”). Aims indicated as to be performed by Omeros or third parties are provided herein for reference purposes only and shall not be interpreted as any obligation on the part of Omeros. Specific aims and the corresponding timeline may be modified as mutually agreed in writing by Prof. Wilhelm Schwaeble and Omeros.
Budget for Second Year
The total consideration to be paid to Leicester for all Sponsored Research to be carried out during the second year of the Sponsored Research program, including without limitation full and complete payment for all services, materials, facilities, overhead and indirect costs, is as follows:

Animal housing and breeding:	[†]

Oversight by Prof. Schwaeble:	[†]

Total:	[†]

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